UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported) February 23, 2000


                      Commission file Number 000-26839

                        WHITE ROCK ENTERPRISES, LTD.
           (Exact Name of Registrant as Specified in its Charter)



Nevada                                               88-0407246
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)



12507 Campo Rd
Spring Valley, CA                                    91978
(Address of principal executive offices)             (Zip Code)




                               (619) 699-1758
              (Registrant's Executive Office Telephone Number)
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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of February 8, 2000 between White Rock Enterprises, Ltd. ("WREI"), a Nevada corporation, and Ises Corporation ("ISES"), a Iowa corporation, all the outstanding shares of common stock of ISES were exchanged for 10,000,000 shares of 144 restricted common stock and 10,000 shares of preferred stock convertible to common, of WREI in a transaction in which WREI was the successor corporation. An additional 2,000,000 shares of restricted common stock were issued in the transaction.

     A copy of the Merger Agreement and Certificate of Merger are filed as exhibits to this Form 8-K and are incorporated in their entirety herein.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The consideration exchanged pursuant to the Merger Agreement was negotiated between WREI and ISES

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     At or prior to the Effective Time, each of ISES and WREI agreed to take such action as was necessary (i) to cause the number of directors comprising the full Board of Directors of WREI to be five (5) persons and (ii) to cause Rick Grewell, Tony Hoffman, Steve Johnson, Mark Malinak and Dean Davis (the "ISES Designee") to be elected as directors of WREI. From and after the Merger, and until successors are duly elected or appointed and qualified in accordance with applicable law, Rick Grewell shall be Chief Executive Officer, President Chairman, Secretary, and Treasurer of WREI.

ITEM 7.   FINANCIAL STATEMENTS

     No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

1.1* Agreement and Plan of Merger between White Rock Enterprises, Ltd and
     Ises Corporation.

1.2* Certificate of Merger between White Rock Enterprises, Ltd and Ises
     Corporation.

1.3* Unanimous consent of Stockholders
______
*Filed herewith

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             WHITE ROCK ENTERPRISES, LTD.

                                             By /s/ Dennis J. Crooks
                                                Dennis J. Crooks, President


Date: February 25, 2000